Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SERES HEALTH, INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

Seres Health, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

That the name of this corporation is Seres Health, Inc., and that this corporation was originally incorporated pursuant to the General Corporation Law on October 18, 2010 under the name Newco LS21, Inc.

That the Board of Directors of this corporation duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:

FIRST: The name of this corporation is Seres Health, Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 62,348,003 shares, consisting of (i) 38,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”), and (ii) 24,348,003 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”), of which 8,230,997 shares are hereby designated “Series A Preferred Stock,” 2,339,319 shares are hereby designated “Series A-2 Preferred Stock,” 4,831,359 shares are hereby designated “Series B Preferred Stock,” 3,946,328 shares are hereby designated “Series C Preferred Stock,” 3,611,111 shares are hereby designated “Series D Preferred Stock” and 1,388,889 shares are hereby designated “Series D-1 Preferred Stock.”

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

I. COMMON STOCK

A. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

B. Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or pursuant to the General Corporation Law. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

II. PREFERRED STOCK

The Series A Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series D-1 Preferred Stock shall have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “Sections” or “Subsections” in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth.

A. Dividends.

From and after the date of the issuance of any shares of Series A Preferred Stock, dividends at the rate per annum of eight percent (8%) of the Series A Original Purchase Price (as defined below) per share plus the amount of previously accrued dividends shall accrue on such shares of Series A Preferred Stock (the “Series A Accruing Dividends”). From and after the date of the issuance of any shares of Series A-2 Preferred Stock, dividends at the rate per annum of eight percent (8%) of the Series A-2 Original Purchase Price (as defined below) per share plus the amount of previously accrued dividends shall accrue on such shares of Series A-2 Preferred Stock (the “Series A-2 Accruing Dividends”). From and after the date of the issuance of any shares of Series B Preferred Stock, dividends at the rate per annum of eight percent (8%) of the Series B Original Purchase Price (as defined below) per share plus the amount of previously accrued dividends shall accrue on such shares of Series B Preferred Stock (the “Series B

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Accruing Dividends”). From and after the date of the issuance of any shares of Series C Preferred Stock, dividends at the rate per annum of eight percent (8%) of the Series C Original Purchase Price (as defined below) per share plus the amount of previously accrued dividends shall accrue on such shares of Series C Preferred Stock (the “Series C Accruing Dividends”). From and after the date of the issuance of any shares of Series D Preferred Stock, dividends at the rate per annum of eight percent (8%) of the Series D Original Purchase Price (as defined below) per share plus the amount of previously accrued dividends shall accrue on such shares of Series D Preferred Stock (the “Series D Accruing Dividends”). From and after the date of the issuance of any shares of Series D-1 Preferred Stock, dividends at the rate per annum of eight percent (8%) of the Series D-1 Original Purchase Price (as defined below) per share plus the amount of previously accrued dividends shall accrue on such shares of Series D-1 Preferred Stock (the “Series D-1 Accruing Dividends” and, together with the Series A Accruing Dividends, the Series A-2 Accruing Dividends, the Series B Accruing Dividends, the Series C Accruing Dividends and the Series D Accruing Dividends, the “Accruing Dividends”). Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative; provided however, that except as set forth in the following sentence of this Section 1 or in Subsection 2.1, such Accruing Dividends shall be payable only when, as, and if declared by the Board of Directors and the Corporation shall be under no obligation to pay such Accruing Dividends. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the holders of the Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of the applicable series of Preferred Stock in an amount at least equal to the greater of (i) the amount of the aggregate Series A Accruing Dividends, Series A-2 Accruing Dividends, Series B Accruing Dividends, Series C Accruing Dividends, Series D Accruing Dividends or Series D-1 Accruing Dividends, as the case may be, then accrued on the shares of the applicable series of Preferred Stock and not previously paid and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of the applicable series of Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of the applicable series of Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of the applicable series of Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Series A Original Issue Price (as defined below), Series A-2 Original Issue Price (as defined below), Series B Original Issue Price (as defined below), Series C Original Issue Price (as defined below), Series D Original Issue Price (as defined below) or Series D-1 Original Issue Price (as defined below), as applicable; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of

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Preferred Stock pursuant to this Section 1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Preferred Stock dividend. The “Series A Original Issue Price” shall mean $0.79 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock. The “Series A-2 Original Issue Price” shall mean $1.78 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A-2 Preferred Stock. The “Series B Original Issue Price” shall mean $2.20 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock. The “Series C Original Issue Price” shall mean $12.1632 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock. The “Series D Original Issue Price” shall mean $18.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Preferred Stock. The “Series D-1 Original Issue Price” shall mean $18.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D-1 Preferred Stock.

B. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

1. Preferential Payments to Holders of Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event (as defined below), the holders of shares of Preferred Stock then outstanding shall be entitled to be paid, on a pari passu basis, out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to (i) in the case of the Series A Preferred Stock, the greater of (A) the Series A Original Issue Price, plus any Series A Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon, and (B) such amount per share as would have been payable had all shares of Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this clause (i) is hereinafter referred to as the “Series A Liquidation Amount”), (ii) in the case of the Series A-2 Preferred Stock, the greater of (A) the Series A-2 Original Issue Price, plus any Series A-2 Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon, and (B) such amount per share as would have been payable had all shares of Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this clause (ii) is hereinafter referred to as the “Series A-2 Liquidation Amount”), (iii) in the case of the Series B Preferred Stock, the greater of (A) the Series B Original Issue Price, plus any Series B Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon, and (B) such amount per share as would have been payable had all shares of Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this clause (iii) is hereinafter referred to as the “Series B

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Liquidation Amount”), (iv) in the case of the Series C Preferred Stock, the greater of (A) the Series C Original Issue Price, plus any Series C Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon, and (B) such amount per share as would have been payable had all shares of Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this clause (iv) is hereinafter referred to as the “Series C Liquidation Amount”), (v) in the case of the Series D Preferred Stock, the greater of (A) the Series D Original Issue Price, plus any Series D Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon, and (B) such amount per share as would have been payable had all shares of Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this clause (v) is hereinafter referred to as the “Series D Liquidation Amount”) and (vi) in the case of the Series D-1 Preferred Stock, the greater of (A) the Series D-1 Original Issue Price, plus any Series D-1 Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon, and (B) such amount per share as would have been payable had all shares of Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this clause (vi) is hereinafter referred to as the “Series D-1 Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2. Payments to Holders of Common Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of shares of Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.

2.3 Deemed Liquidation Events.

2.3.1 Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless (i) the holders of shares of Preferred Stock representing at least sixty percent (60%) of the voting power of the then outstanding shares of Preferred Stock, voting together as a separate class, and (ii) the holders of a majority of the then outstanding shares of Series C Preferred Stock, voting as a separate class, elect otherwise by written notice sent to the Corporation at least ten (10) days prior to the effective date of any such event:

(a) a merger or consolidation in which

(i) the Corporation is a constituent party or

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(ii) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided that, for the purpose of this Subsection 2.3.1, all shares of Common Stock issuable upon exercise of Options (as defined below) outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities (as defined below) outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged); or

(b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

2.3.2 Effecting a Deemed Liquidation Event.

(a) The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2.

(b) In the event of a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(ii) or 2.3.1(b), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within 90 days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Preferred Stock no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Preferred Stock, and (ii) if the holders of shares of Preferred Stock representing at least sixty percent (60%) of the voting power of the then outstanding shares of Preferred Stock so request in a written instrument delivered to the Corporation not later than 120 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in

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good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders (the “Available Proceeds”), to the extent legally available therefor, on the 150th day after such Deemed Liquidation Event (the “Redemption Date”), to redeem all outstanding shares of Preferred Stock at a price per share equal to, in the case of the Series A Preferred Stock, the Series A Liquidation Amount, in the case of the Series A-2 Preferred Stock, the Series A-2 Liquidation Amount, in the case of the Series B Preferred Stock, the Series B Liquidation Amount, in the case of the Series C Preferred Stock, the Series C Liquidation Amount, in the case of the Series D Preferred Stock, the Series D Liquidation Amount, and, in the case of the Series D-1 Preferred Stock, the Series D-1 Liquidation Amount. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Preferred Stock, the Corporation shall redeem a pro rata portion of each holder’s shares of Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. The Corporation shall send written notice of the mandatory redemption (the “Redemption Notice”) to each holder of record of Preferred Stock not less than 40 days prior to the Redemption Date. The Redemption Notice shall state: (1) the number of shares of each series of Preferred Stock held by the holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice; (2) the Redemption Date, the Series A Liquidation Amount, the Series A-2 Liquidation Amount, the Series B Liquidation Amount, the Series C Liquidation Amount, the Series D Liquidation Amount and the Series D-1 Liquidation Amount; (3) the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Subsection 4.1); and (4) that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Preferred Stock to be redeemed. On or before the Redemption Date, each holder of shares of Preferred Stock to be redeemed on the Redemption Date, unless, if applicable, such holder has exercised his, her or its right to convert such shares as provided in Section 4, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Series A Liquidation Amount, the Series A-2 Liquidation Amount, the Series B Liquidation Amount, the Series C Liquidation Amount, the Series D Liquidation Amount and/or the Series D-1 Liquidation Amount, as the case may be, for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Preferred Stock shall promptly be issued to such holder. If the Redemption Notice shall have been duly given, and if on the Redemption Date the Series A Liquidation Amount, the Series A-2 Liquidation Amount, the Series B Liquidation Amount, the Series C Liquidation Amount, the Series D Liquidation Amount and/or the Series D-1 Liquidation Amount, as the case may be, payable upon redemption of the shares of Preferred Stock to be redeemed on the Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be

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available therefor in a timely manner, then notwithstanding that the certificates evidencing any of the shares of Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Preferred Stock shall cease to accrue after the Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Series A Liquidation Amount, the Series A-2 Liquidation Amount, the Series B Liquidation Amount, the Series C Liquidation Amount, the Series D Liquidation Amount and/or the Series D-1 Liquidation Amount, as the case may be, without interest upon surrender of their certificate or certificates therefor. Prior to the distribution or redemption provided for in this Subsection 2.3.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

2.3.3 Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation, including the Preferred Stock Director (as defined below).

2.3.4 Allocation of Escrow. In the event of a Deemed Liquidation Event pursuant to Subsection 2.3.1(a)(i), if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow and/or is payable to the stockholders of the Corporation subject to contingencies, the Merger Agreement shall provide that (a) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (b) any additional consideration which becomes payable to the stockholders of the Corporation upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 after taking into account the previous payment of the Initial Consideration as part of the same transaction.

C. Voting.

1. General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class. Notwithstanding the foregoing, the holders of shares of Series D-1 Preferred Stock shall not be entitled to vote for the election of any director of the Corporation.

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2. Election of Directors. The holders of record of the shares of Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock (together, the “ABC Preferred Stock”), exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Preferred Stock Director”) and the holders of record of the shares of Common Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation. Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. If the holders of shares of ABC Preferred Stock or Common Stock, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to the first sentence of this Subsection 3.2, then any directorship not so filled shall remain vacant until such time as the holders of the ABC Preferred Stock or Common Stock, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class. The holders of record of the shares of Common Stock and of any other class or series of voting stock (including Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock (together, the “Voting Preferred Stock”) other than the Series D-1 Preferred Stock, exclusively and voting together as a single class (on an as-converted to Common Stock basis), shall be entitled to elect the balance of the total number of directors of the Corporation. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Subsection 3.2, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Subsection 3.2.

3. Preferred Stock Protective Provisions. At any time when shares of ABC Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of shares of ABC Preferred Stock representing at least sixty percent (60%) of the voting power of the then outstanding shares of ABC Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

a. liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any merger or consolidation or any other Deemed Liquidation Event, or consent to any of the foregoing;

b. amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation;

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c. create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to the Series A Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, or increase or decrease the authorized number of shares of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock or Series C Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock unless the same ranks junior to the Series A Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption;

d. (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series A Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series A Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock in respect of any such right, preference or privilege, or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series A Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series A Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock in respect of any such right, preference or privilege;

e. purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price and the then-current fair market value thereof;

f. create, or authorize the creation of, or issue, or authorize the issuance of, any debt security or permit any subsidiary to take any such action with respect to any debt security unless such debt security has received the prior approval of the Board of Directors, including the approval of the Preferred Stock Director;

g. create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary; or

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h. increase or decrease the authorized number of directors constituting the Board of Directors.

4. Series C Preferred Stock Protective Provisions. At any time when shares of Series C Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

a. amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or privileges of the Series C Preferred Stock;

b. purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price and the then-current fair market value thereof;

c. (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series C Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series C Preferred Stock in respect of any such right, preference or privilege, or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series C Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series C Preferred Stock in respect of any such right, preference or privilege; or

d. increase or decrease the authorized number of shares of Series C Preferred Stock.

5. Series D Preferred Stock Protective Provisions. At any time when shares of Series D Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in

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addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series D Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

a. amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or privileges of the Series D Preferred Stock;

b. purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price and the then-current fair market value thereof and (iv) purchases or redemptions of Series D Preferred Stock or Series D-1 Preferred Stock by the Corporation pursuant to Section 6 of that certain Series D Stock Purchase Agreement, dated on or about December 19, 2014, by and between the Corporation and the investor named therein;

c. (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series D Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series D Preferred Stock in respect of any such right, preference or privilege, or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series D Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series D Preferred Stock in respect of any such right, preference or privilege; or

d. increase or decrease the authorized number of shares of Series D Preferred Stock.

6. Series D-1 Preferred Stock Protective Provisions. At any time when shares of Series D-1 Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series D-1 Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the

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case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

a. amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or privileges of the Series D-1 Preferred Stock;

b. purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price and the then-current fair market value thereof and (iv) purchases or redemptions of Series D Preferred Stock or Series D-1 Preferred Stock by the Corporation pursuant to Section 6 of that certain Series D Stock Purchase Agreement, dated on or about December 19, 2014, by and between the Corporation and the investor named therein;

c. (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series D-1 Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series D-1 Preferred Stock in respect of any such right, preference or privilege, or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series D-1 Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series D-1 Preferred Stock in respect of any such right, preference or privilege; or

d. increase or decrease the authorized number of shares of Series D-1 Preferred Stock.

D. Optional Conversion.

The holders of the Voting Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

1. Right to Convert.

a. Conversion Ratios.

(1) Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Original Issue Price by the Series A Conversion Price (as defined below) in effect at the time of conversion. The “Series A Conversion Price” shall initially be equal to $0.79. Such initial Series A Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

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(2) Each share of Series A-2 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A-2 Original Issue Price by the Series A-2 Conversion Price (as defined below) in effect at the time of conversion. The “Series A-2 Conversion Price” shall initially be equal to $1.78. Such initial Series A-2 Conversion Price, and the rate at which shares of Series A-2 Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(3) Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series B Original Issue Price by the Series B Conversion Price (as defined below) in effect at the time of conversion. The “Series B Conversion Price” shall initially be equal to $2.20. Such initial Series B Conversion Price, and the rate at which shares of Series B Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(4) Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series C Original Issue Price by the Series C Conversion Price (as defined below) in effect at the time of conversion. The “Series C Conversion Price” shall initially be equal to $12.1632. Such initial Series C Conversion Price, and the rate at which shares of Series C Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(5) Each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $12.1632 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Preferred Stock) by the Series D Conversion Price (as defined below) in effect at the time of conversion. The “Series D Conversion Price” shall initially be equal to $12.1632. Such initial Series D Conversion Price, and the rate at which shares of Series D Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(6) Shares of Series D-1 Preferred Stock shall not be convertible at the option of the holder thereof.

b. Termination of Conversion Rights. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock.

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2. Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Voting Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation, including the Preferred Stock Director. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Voting Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

3. Mechanics of Conversion.

a. Notice of Conversion. In order for a holder of Voting Preferred Stock to voluntarily convert shares of Voting Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Voting Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Voting Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Voting Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Voting Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Voting Preferred Stock converted.

b. Reservation of Shares of Common Stock. The Corporation shall at all times when shares of Voting Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the

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conversion of the Voting Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Voting Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Voting Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock, as the case may be, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series A Conversion Price, Series A-2 Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price.

c. Reservation of Shares of Series D Preferred Stock. The Corporation shall at all times when shares of Series D-1 Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series D-1 Preferred Stock, such number of its duly authorized shares of Series D Preferred Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series D-1 Preferred Stock; and if at any time the number of authorized but unissued shares of Series D Preferred Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series D-1 Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Series D Preferred Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

d. Effect of Conversion. All shares of Voting Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2 and to receive payment of any dividends declared but unpaid thereon. Any shares of Voting Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Voting Preferred Stock and of such series of Voting Preferred Stock accordingly.

e. No Further Adjustment. Upon any such conversion, no adjustment to the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price shall be made

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for any declared but unpaid dividends on the Series A Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock, as the case may be, surrendered for conversion or on the Common Stock delivered upon conversion. No adjustment shall be made to the number of shares of Series D Preferred Stock issued upon conversion of the Series D-1 Preferred Stock into Series D Preferred Stock for any declared but unpaid dividends on the Series D-1 Preferred Stock that is converted into Series D Preferred Stock.

f. Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Voting Preferred Stock pursuant to this Section 4 or shares of Series D Preferred Stock upon conversion of shares of Series D-1 Preferred Stock pursuant to Section 5. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock or Series D Preferred Stock, as the case may be, in a name other than that in which the shares of Voting Preferred Stock or Series D-1 Preferred Stock, as the case may be, so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4. Adjustments to Conversion Price for Diluting Issues.

a. Special Definitions. For purposes of this Article Fourth, the following definitions shall apply:

(1) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(2) “Series D Original Issue Date” shall mean the date on which the first share of Series D Preferred Stock was issued.

(3) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(4) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Series D Original Issue Date and assuming, for this purpose, that all issued and outstanding shares of Series D-1 Preferred Stock have been converted into Series D Preferred Stock pursuant to Subsection 5.1.3 on the Series D Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(a)	shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Preferred Stock;

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(b)	shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.5, 4.6, 4.7 or 4.8;

(c)	shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation, including the Preferred Stock Director;

(d)	shares of Common Stock issued in connection with the listing of the Common Stock on a National Securities Exchange (as defined in Subsection 5.1.1(a));

(e)	shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(f)	shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Corporation, including the Preferred Stock Director;

(g)	shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Corporation, including the Preferred Stock Director;

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(h)	shares of Common Stock, Options or Convertible Securities issued pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are approved by the Board of Directors of the Corporation, including the Preferred Stock Director; or

(i)	shares of Common Stock, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors of the Corporation, including the Preferred Stock Director.

b. No Adjustment of Conversion Price. No adjustment in the Series A Conversion Price, the Series A-2 Conversion Price or the Series B Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of shares of Series A Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock representing at least sixty percent (60%) of the voting power of the then outstanding shares of Series A Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock, voting together as a separate class, agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Series C Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of a majority of the then outstanding shares of Series C Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Series D Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of a majority of the then outstanding shares of Series D Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

c. Deemed Issue of Additional Shares of Common Stock.

(1) If the Corporation at any time or from time to time after the Series D Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities and shares of Series D Preferred Stock issued upon conversion of the Series D-1 Preferred Stock pursuant to Subsection 5.1.3) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the

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maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(2) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price, as the case may be, computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A Conversion Price, Series A-2 Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price as would have been obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price, as the case may be, in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security and (ii) the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price, as the case may be, that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(3) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D

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Conversion Price, as the case may be, then in effect, or because such Option or Convertible Security was issued before the Series D Original Issue Date), are revised after the Series D Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(4) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price pursuant to the terms of Subsection 4.4.4, the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price and/or the Series D Conversion Price, as the case may be, shall be readjusted to such Series A Conversion Price, Series A-2 Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, as the case may be, as would have been obtained had such Option or Convertible Security (or portion thereof) never been issued.

(5) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

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d. Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Series D Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price and/or the Series D Conversion Price, each as in effect immediately prior to such issue, then the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price and/or the Series D Conversion Price, as the case may be, shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 * (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(1) “CP2” shall mean (1) in the case of an adjustment to the Series A Conversion Price, the Series A Conversion Price in effect immediately after such issue of Additional Shares of Common Stock, (2) in the case of an adjustment to the Series A-2 Conversion Price, the Series A-2 Conversion Price in effect immediately after such issue of Additional Shares of Common Stock, (3) in the case of an adjustment to the Series B Conversion Price, the Series B Conversion Price in effect immediately after such issue of Additional Shares of Common Stock, (4) in the case of an adjustment to the Series C Conversion Price, the Series C Conversion Price in effect immediately after such issue of Additional Shares of Common Stock and (5) in the case of an adjustment to the Series D Conversion Price, the Series D Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;

(2) “CP1” shall mean (1) in the case of an adjustment to the Series A Conversion Price, the Series A Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock, (2) in the case of an adjustment to the Series A-2 Conversion Price, the Series A-2 Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock, (3) in the case of an adjustment to the Series B Conversion Price, the Series B Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock, (4) in the case of an adjustment to the Series C Conversion Price, the Series C Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock and (5) in the case of an adjustment to the Series D Conversion Price, the Series D Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(3) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor and conversion of all Series D-1 Preferred Stock into Series D Preferred Stock pursuant to Subsection 5.1.3) immediately prior to such issue);

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(4) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(5) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

e. Determination of Consideration. For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(1) Cash and Property: Such consideration shall:

(a)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(b)	insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation, including the Preferred Stock Director; and

(c)	in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation, including the Preferred Stock Director.

(2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing

(a)

the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments

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relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(b)	the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

f. Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price and/or the Series D Conversion Price pursuant to the terms of Subsection 4.4.4, and such issuance dates occur within a period of no more than 90 days from the first such issuance to the final such issuance, then, upon the final such issuance, the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price and/or the Series D Conversion Price, as the case may be, shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

5. Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series D Original Issue Date effect a subdivision of the outstanding Common Stock, the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price and the Series D Conversion Price, each as in effect immediately before such subdivision, shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Series D Original Issue Date combine the outstanding shares of Common Stock, the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C

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Conversion Price and the Series D Conversion Price, each as in effect immediately before such combination, shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

6. Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series D Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price and the Series D Conversion Price, each as in effect immediately before such event, shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price and the Series D Conversion Price, as the case may be, then in effect by a fraction:

(i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price and the Series D Conversion Price, as the case may be, shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price and the Series D Conversion Price as the case may be, shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) no such adjustment shall be made with respect to the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price if the holders of the applicable series of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of the applicable series of Preferred Stock had been converted into Common Stock on the date of such event.

7. Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series D Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to

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receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

8. Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.5, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of the applicable series of Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation, including the Preferred Stock Director) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the applicable series of Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price, as the case may be) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the applicable series of Preferred Stock.

9. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price and/or the Series D Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of the applicable series of Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the applicable series of Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price and/or the Series D Conversion Price, as the case may be, then in effect and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of the applicable series of Preferred Stock.

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10. Notice of Record Date. In the event:

(1) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(2) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(3) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock. Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice.

E. Mandatory Conversion.

1. Trigger Events.

a. Upon either (a) the listing of shares of Common Stock on the New York Stock Exchange, the NYSE MKT, the NASDAQ Stock Market, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market or any successor thereto (each a “National Securities Exchange”) or (b) the date and time, or the occurrence of an event, specified by vote or written consent of both (i) the holders of shares of ABC Preferred Stock representing at least sixty percent (60%) of the voting power of the then outstanding shares of ABC Preferred Stock, voting together as a separate class, and (ii) the holders of a majority of the then outstanding shares of Series C Preferred Stock (the time of such listing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “ABC Mandatory Conversion Time”), (A) all outstanding shares of ABC Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (B) such shares may not be reissued by the Corporation.

b. Upon either (a) the listing of shares of Common Stock on a National Securities Exchange or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the then outstanding shares of Series D

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Preferred Stock (the time of such listing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Series D Mandatory Conversion Time”), (A) all outstanding shares of Series D Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (B) such shares may not be reissued by the Corporation.

c. Upon either (i) the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) such that a holder of Series D-1 Preferred Stock could acquire shares of Series D Preferred Stock issuable upon conversion of the Series D-1 Preferred Stock in compliance with the HSR Act or (ii) if applicable, a transfer of shares of Series D-1 Preferred Stock to a person that would not be required to make a filing under the HSR Act to acquire the shares of Series D Preferred Stock issuable upon conversion of such shares of Series D-1 Preferred Stock or the waiting period under the HSR Act applicable to such person acquiring such shares of Series D Preferred Stock has expired (either such event, a “Series D-1 Triggering Event”, and the date and time of such event is referred to herein as the “Series D-1 Mandatory Conversion Time”), each share of Series D-1 Preferred Stock held by such holder shall automatically be converted into one (1) share of Series D Preferred Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to either the Series D Preferred Stock or the Series D-1 Preferred Stock. The Corporation shall be sent written notice of any Series D-1 Triggering Event. Each holder of record of shares of Series D-1 Preferred Stock that has been or will be converted at a Series D-1 Mandatory Conversion Time shall be sent written notice of such Series D-1 Mandatory Conversion Time and the place designated for mandatory conversion of any shares of Series D-1 Preferred Stock pursuant to this Subsection 5.1.3. Such notice need not be sent in advance of the occurrence of any Series D-1 Mandatory Conversion Time. Upon receipt of such notice, a holder of shares of Series D-1 Preferred Stock converted at any Series D-1 Mandatory Conversion Time shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series D-1 Preferred Stock converted pursuant to this Subsection 5.1.3, including the rights, if any, to receive notices and vote (other than as a holder of Series D Preferred Stock), will terminate at the applicable Series D-1 Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.1.3. As soon as practicable after a Series D-1 Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series D-1 Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Series D Preferred Stock issuable on such conversion in accordance with the provisions hereof and the payment of any declared but unpaid dividends on the shares of Series D-1 Preferred

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Stock converted. Such Series D-1 Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series D-1 Preferred Stock accordingly.

2. Mandatory Conversion Procedural Requirements.

a. All holders of record of shares of ABC Preferred Stock shall be sent written notice of the ABC Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of ABC Preferred Stock pursuant to Subsection 5.1.1. Such notice need not be sent in advance of the occurrence of the ABC Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of ABC Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the ABC Preferred Stock converted pursuant to Subsection 5.1.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the ABC Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2.1. As soon as practicable after the ABC Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for ABC Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of ABC Preferred Stock converted. Such ABC Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of each applicable series of ABC Preferred Stock accordingly.

b. All holders of record of shares of Series D Preferred Stock shall be sent written notice of the Series D Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Series D Preferred Stock pursuant to Section 5.1.2. Such notice need not be sent in advance of the occurrence of the Series D Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Series D Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or

29.

destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series D Preferred Stock converted pursuant to Subsection 5.1.2, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Series D Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2.2. As soon as practicable after the Series D Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series D Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Series D Preferred Stock converted. Such Series D Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series D Preferred Stock accordingly.

F. Redeemed or Otherwise Acquired Shares. Any shares of Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following redemption.

G. Waiver. Unless a different vote is specified in the Certificate of Incorporation, any of the rights, powers, preferences and other terms of the ABC Preferred Stock set forth herein may be waived, either prospectively or retrospectively, on behalf of all holders of ABC Preferred Stock by the affirmative written consent or vote of the holders of shares of ABC Preferred Stock representing at least sixty percent (60%) of the voting power of the shares of ABC Preferred Stock then outstanding. Unless a different vote is specified in the Certificate of Incorporation, any of the rights, powers, preferences and other terms of any series of Preferred Stock set forth herein may be waived, either prospectively or retrospectively, on behalf of all holders of such series of Preferred Stock by the affirmative written consent or vote of the holders of a majority of the shares of such series of Preferred Stock then outstanding.

H. Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

FIFTH: Subject to any additional vote required by the Certificate of Incorporation or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

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SIXTH: Subject to any additional vote required by the Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

SEVENTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

NINTH: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

TENTH: The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

ELEVENTH: The following indemnification provisions shall apply to the persons enumerated below.

a) Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding,

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whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article Eleventh, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board of Directors.

b) Prepayment of Expenses of Directors and Officers. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article Eleventh or otherwise.

c) Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this Article Eleventh is not paid in full within 30 days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

d) Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorney’s fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board of Directors in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board of Directors.

e) Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorney’s fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board of Directors.

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f) Non-Exclusivity of Rights. The rights conferred on any person by this Article Eleventh shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

g) Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

h) Insurance. The Board of Directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article Eleventh; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article Eleventh.

i) Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article Eleventh shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.

*    *    *

That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.

That this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

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IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 19th day of December, 2014.

By:	/s/ Roger J. Pomerantz, M.D.
Name:	Roger J. Pomerantz, M.D.
Title:	President and Chief Executive Officer

34.

CERTIFICATE OF CORRECTION

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

SERES HEALTH, INC.

Seres Health, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

1. The name of the Corporation is Seres Health, Inc., and that the Corporation was originally incorporated pursuant to the General Corporation Law of the State of Delaware on October 18, 2010 under the name Newco LS21, Inc.

2. The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 19, 2014 (the “Restated Certificate”) and such Restated Certificate requires correction as permitted by subsection (f) of Section 103 of the General Corporation Law of the State of Delaware.

3. The deficiency or defect of the Restated Certificate to be corrected hereby is as follows: due to a scrivener’s error, the definition of the term “ABC Preferred Stock” in Article FOURTH, Part B, Subsection 3.2 inadvertently omitted reference to the Series A-2 Preferred Stock. The Restated Certificate is hereby corrected by deleting the first sentence of Subsection 3.2 of Part B of Article FOURTH of the Restated Certificate in its entirety and by substituting the following in lieu thereof:

“The holders of record of the shares of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock (together, the “ABC Preferred Stock”), exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Preferred Stock Director”) and the holders of record of the shares of Common Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation.”

IN WITNESS WHEREOF, Seres Health, Inc. has caused this Certificate of Correction to be executed this 17th day of February, 2015.

By:	/s/ Roger J. Pomerantz, M.D.
Name:	Roger J. Pomerantz, M.D.
Title:	President and Chief Executive Officer

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

SERES HEALTH, INC.

Seres Health, Inc. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1. That the name of this corporation is Seres Health, Inc., and that this corporation was originally incorporated pursuant to the General Corporation Law on October 18, 2010 under the name Newco LS21, Inc.

2. The Board of Directors of the Corporation duly adopted resolutions by written consent in lieu of a meeting in accordance with Sections 141(f) and 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring such amendment to be advisable. The stockholders of the Corporation duly approved such proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED, that the Restated Certificate of Incorporation of the Corporation is hereby amended by amending and restating Article FIRST thereof in its entirety to read as follows:

“FIRST: The name of this corporation is Seres Therapeutics, Inc. (the “Corporation”).”

3. This Certificate of Amendment of Restated Certificate of Incorporation of the Corporation has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed on this 20th day of May, 2015.

By:	/s/ Roger J. Pomerantz
Name:	Roger J. Pomerantz, M.D.
Title:	President and Chief Executive Officer

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

SERES THERAPEUTICS, INC.

Seres Therapeutics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST:	That, at a meeting of the Board of Directors of the Corporation, a resolution was duly adopted recommending and declaring advisable that the Amended and Restated Certificate of Incorporation of the Corporation be amended and that such amendments be submitted to the stockholders of the Corporation for their consideration, as follows:

RESOLVED,	that the first paragraph of Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation be amended and restated in its entirety to read as follows:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 89,348,003 shares, consisting of (i) 65,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”), and (ii) 24,348,003 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”), of which 8,230,997 shares are hereby designated “Series A Preferred Stock,” 2,339,319 shares are hereby designated “Series A-2 Preferred Stock,” 4,831,359 shares are hereby designated “Series B Preferred Stock,” 3,946,328 shares are hereby designated “Series C Preferred Stock,” 3,611,111 shares are hereby designated “Series D Preferred Stock” and 1,388,889 shares are hereby designated “Series D-1 Preferred Stock.”

SECOND:	That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendments in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD:	That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

* * *

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Roger J. Pomerantz, the President and Chief Executive Officer of the Corporation, this 16th day of June, 2015.

SERES THERAPEUTICS, INC.

By:	/s/ Roger J. Pomerantz
Roger J. Pomerantz
President and Chief Executive Officer